SHARE PURCHASE AGREEMENT

                                     BETWEEN

                             AREMISSOFT CORPORATION,
                             a Delaware corporation

                       AREMISSOFT (E.E. M.E. A.) LIMITED,
                              a Cyprus corporation

                                       AND

                                E-NNOVATIONS.COM

                                       AND

                      SPAHN & PARTNERS FINANZ CONSULT GMBH





                                December 17, 1999

                            SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of December 17, 1999, by and between AremisSoft Corporation, a Delaware USA corporation, on behalf of AremisSoft (E.E. M.E. A.) Limited, a corporation wholly owned by AremisSoft Corporation and organized under the laws of Cyprus (collectively "AremisSoft"), e-nnovations.com, , a corporation organized under the laws of India (the "Company") and the shareholders of the Company listed on the signature page hereof (collectively, the "Company Shareholders).

                              W I T N E S S E T H:

     A. The Company is the legal successor to all the right, title and interest in five internet related service companies known as Cascade, Athene, Baron Multimedia, Bay Internet, and Topsys (hereinafter referred to as the "Acquired Businesses")

     B. The Company Shareholders are the owners of all the outstanding shares of the Capital Stock of the Company (the "Shares"); and

     C. AremisSoft, by and through its wholly-owned subsidiary AremisSoft (E.E. M.E. A.) Limited, desires to acquire the Acquired Businesses by purchasing all of the issued and outstanding Shares of the Company from the Company Shareholders, on the terms and subject to the conditions set forth herein;

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AremisSoft, the Company and the Company Shareholders agree as follows:

     1.   Purchase and Sale of the Shares.

          1.1 Agreements to Sell and Purchase; Closing. Subject to the terms and conditions of this Agreement, the Company Shareholders agree to sell to one hundred percent (100%) of the issued and outstanding Shares of Capital Stock of the Company, and AremisSoft agrees to purchase such Shares from the Company Shareholders for the aggregate purchase price set forth in Paragraph 1.2. The exact number of Shares held by each of the Company Shareholders is set forth below:

                  Spahn & Partner Finanz Consult                       100

                  Nominee for Spahn & Partner Finanz Consult             5
                                                                      -----
                                            TOTAL                      105

          1.2 Purchase Price.

               (a) Subject to the terms and conditions set forth in this Agreement, AremisSoft shall pay to the Company Shareholders an aggregate purchase price for all of the issued and outstanding Shares equal to fourteen million five hundred thirty nine thousand United States Dollars ($14,539,000) as the purchase price (the "Purchase Price") for the Shares in the following amounts to the Company Shareholders:

             Spahn & Partner Finanz Consult                       $13,846,666.67

             Nominee for Spahn & Partner Finanz Consult               692,233.33
                                                                  --------------
                                            TOTAL                 $14,539,000.00

               (b) Ninety percent (90%) of the Purchase Price shall be paid in cash by wire transfer at the Closing pursuant to written wire transfer instructions provided by the Company Shareholders, and ten percent (10%) of the Purchase Price shall be withheld (the "Hold Back Amount") paid on or before June 30, 1999, in cash by wire transfer pursuant to written wire transfer instructions provided by the Company Shareholders. The Hold Back Amount shall be subject to the Indemnity Provisions of Section 7 of this Agreement.

          1.3. The Closing; Closing Date.

               1.3.1. Time shall be of the essence for the obligations of AremisSoft and the Company Shareholders under this Agreement. The purchase and sale of the Shares shall take place at a closing (the "Closing") to be held at the offices of AremisSoft, 123 Strovolos Avenue, Nicosia, Cyprus, at 11:00 A.M., Cyprus time, on December 29, 1999, or on such other date and time as may be agreed upon in writing by AremisSoft, the Company and the Company Shareholders (the "Closing Date").

               1.3.2. At the Closing, each of the Company Shareholder shall deliver to AremisSoft (i) a certificate or certificates representing the number of shares of Capital Stock set forth beside such Company Shareholder's name in Section 1.1 above, (ii) stock powers executed in favor of AremisSoft (or in favor of such Affiliate of the AremisSoft as the AremisSoft may in writing at the Closing direct) sufficient to validly transfer title to the Shares, and ownership thereof, to AremisSoft , (iii) a Certificate from the chief executive of the Company stating that all of the representations and warranties of the Company provided for in this Agreement are true and correct as of the Closing Date and that all conditions to the Company's performance under this Agreement have been satisfied or waived as of the Closing Date; (iv) a duly executed Confidentiality Agreement as provided for in Section 9 of this Agreement and (v) a Certificate from each of the Company Shareholders stating that all of the representations and warranties of the Company Shareholders provided for in this Agreement are true and Correct as of the Closing Date and that all conditions to the Company Shareholder's performance under this Agreement have been satisfied or waived as of the Closing Date.

               1.3.3. At the Closing, AremisSoft shall deliver to the Company Shareholders (i) irrevocable wire transfer instructions transferring a total of thirteen million eighty five thousand one hundred United

          States Dollars ($13,085,100) with twelve million four hundred sixty two thousand United States Dollars ($12,462,000) to be transferred to Spahn & Partner Finanz Consult and the remaining six hundred twenty three thousand one hundred United States Dollars ($623,100) to be transferred to the Nominee for Spahn & Partner Finanz Consult and (ii) a Certificate from the chief executive of AremisSoft Corporation stating that all of the representations and warranties of AremisSoft provided for in this Agreement are true and correct as of the Closing Date and that all conditions to AremisSoft's performance under this Agreement have been satisfied or waived as of the Closing Date.

               1.3.4.  At the Closing,  for each of the  employees  set forth on
          Schedule 1.1.4, the Company shall deliver fully executed employment agreements on terms and conditions acceptable to AremisSoft and in substantially similar form to the form of employment agreement attached to the Closing Memorandum as an exhibit. The salary and benefits of the employees set forth in Schedule 1.1.4 shall be no greater than the salary and benefits received by the employees during the year 1999, unless otherwise agreed to by AremisSoft.

     2. Representations and Warranties of the Company Shareholders. Each of the Company Shareholders represents and warrants to AremisSoft that, as applied solely itself, all of the following representations and warranties in this
Section 2 are true and correct as of the date of this Agreement, and will be true and correct, as amended or supplemented pursuant to this Agreement, on and immediately prior to the Closing Date:

          2.1.   Ownership  and  Status  of  the  Company  Shares.  The  Company
     Shareholder is the record and beneficial owner (or, if the Company Shareholder is a trust or estate or a deceased natural person, the legal owner) of the number of Company sets opposite the Company Shareholder's name in Section 1.1 above, free and clear of all liens, encumbrances, and charges except as set forth in the Disclosure Memorandum all of which shall be released on or before the Closing Date.

          2.2 Power and Authority of the Company Shareholder. The Company Shareholder has the full power, legal capacity and authority to execute and deliver this Agreement and any other document to which the Company Shareholder is a party and to perform the Company Shareholder's obligation under this Agreement and in all other documents to which the Company Shareholder is a party. This Agreement constitutes the legal, valid and binding obligation of the Company Shareholder, enforceable against the Company Shareholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Company Shareholder is an Entity, the Company Shareholder has obtained, in accordance with all applicable Laws and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Company Shareholder of this Agreement and any other document to which the Company Shareholder is a party. If the Company Shareholder is acting otherwise than in an individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Company Shareholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Company Shareholder of this Agreement and the any other documents to which the Company Shareholder is a party have been duly taken.

          2.3 No Conflicts or Litigation. The Company Shareholder's execution, delivery and performance in accordance with the respective terms of this Agreement and any other document to which the Company Shareholder is a party do not and will not (i) violate or conflict with any Laws, (ii) breach or constitute a default under (A) any agreement or instrument to which the Company Shareholder is a party or by which the Company Shareholder or any Company Shares the Company Shareholder owns is bound, or
     (B) any Company Contract (except as the Disclosure  Memorandum sets forth),
     (iii) result in the creation or imposition of, or afford any Person the right to obtain any Lien upon any Company Shares the Company Shareholder owns (or upon any revenues, income or profits of the Company Shareholder therefrom), or (iv) if the Company Shareholder is an Entity, violate the Company Shareholder's Charter Documents. No Litigation is pending or threatened to which the Company Shareholder is or may become a party which
     (i) questions or involves the validity or enforceability of any of the Company Shareholders' obligations under this Agreement or other documents under this Agreement, or (ii) seeks (or reasonably may be expected to seek)
     (A) to prevent or delay the consummation by the Company Shareholder of the transactions this Agreement contemplates, or (B) damages in connection with any such consummation.

          2.4 No Brokers. Except as the Disclosure Memorandum sets forth, the Company Shareholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (i) employed any broker, finder or agent, or (ii) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar fee or compensation.

          2.5 Preemptive and Other Rights; Waiver. The Company Shareholder either (i) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any Company Shares, or (ii) hereby irrevocably waives each right of that type the Company Shareholder does own or otherwise has.

          2.6 Control of Related Businesses. Except as the Disclosure Memorandum sets forth, the Company Shareholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company or any Entity the Company includes, if the Company Shareholder is an Affiliate of any thereof) that (i) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any Entity the Company includes is engaged, or (ii) is, or has within the three (3) year period ending on the date of this Agreement, engaged in any transaction with an Entity the Company includes, except for transactions in the ordinary course of business of that Entity.

     3.0 Representations and Warranties of the Company Shareholders. The Company and each Company Shareholder jointly and severally represent and warrant to, and agree with, AremisSoft that all of the following representations and warranties in this Section 3 of this Agreement are as of the date of this Agreement, and will be, on and immediately prior to the Closing Date, true and correct.

          3.1 Organization, Authority and Qualification.

               3.1.1 The Company is duly organized and validly existing under the laws India. The Company and each of the Company Subsidiaries has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. The Company and the Company Subsidiaries are qualified as a foreign corporation in all jurisdictions it is required to register as such. The Company Shareholders have attached true, correct and complete copies of the Charter Documents and bylaws of the Company and each of the Company Subsidiaries, as amended to date, to the Disclosure Memorandum. The Company Shareholders have attached to the Disclosure Memorandum true, correct and complete copies of: (i) the minutes and other similar records of meetings of the shareholders of the Company and its board of directors, which contain all records of meetings and actions taken in lieu thereof by the Company's shareholders and show all corporate actions taken by the Company's shareholders, the Company's Directors, or any committees thereof, and (ii) the share transfer records, which fully reflect all issuances, transfers and
          redemptions   of  the   Company's   shares   since  the  date  of  its
          incorporation. The Company Shareholders have attached to the Disclosure Memorandum true, correct and complete copies of: (i) the minutes and other similar records of meetings of the shareholders of the Acquired Businesses and their respective board of directors, which contain all records of meetings and actions taken in lieu thereof by the Acquired Businesses' shareholders and show all corporate actions taken by the Acquired Businesses' shareholders, the Acquired Businesses' Directors, or any committees thereof, and (ii) the share transfer records, which fully reflect all issuances, transfers and redemptions of the Acquired Businesses shares since the date of their respective incorporation.

               3.1.2 The Company has the full corporate power and authority to execute, deliver and perform this Agreement and any other documents hereunder to which it is a party. . This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

          3.2 Capitalization of the Company; Ownership of Shares; Subsidiaries.

               3.2.1 The authorized equity capital of the Company consists of 15,000 equity shares of Rs 100 per share, of which 105 shares are issued and outstanding as of the date of this Agreement and as of the Closing Date.

               3.2.2 All of the issued and outstanding shares of the Company are owned of record and beneficially by the Company Shareholders as set forth in Section 1.1 of this Agreement.

               3.2.3 All of the issued and outstanding Shares of the Company are duly authorized, validly issued, fully paid and non-assessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Company's shareholders. No Person has any preemptive rights with respect to shares of the Company. There are no outstanding securities convertible into the equity capital of he Company or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Capital Stock of the Company. The Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock, and the Company has no Liability for dividends declared or accrued, but unpaid, with respect to its capital stock. Neither the Company nor any Acquired Business have purchased or redeemed any of its capital stock, and except as set forth in the Disclosure Memorandum, has not paid any dividend or made any other payment to any of the Company Shareholders or other Related Parties within the past two (2) years.

               3.2.4 The Company does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in the Disclosure Memorandum. All such interests so set forth are owned of record and beneficially by the Company as set forth in the Disclosure Memorandum and are duly authorized, validly issued, fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

               3.2.5 Each Company Shareholder is the legal and beneficial owner of the Company Shares as set forth in Section 1.1 of this Agreement, free and clear of any and all Liens. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which the Company Shareholders (or any of them) or the Company are or may become obligated to sell, transfer or assign any of the Company Shares to any Person.

               3.2.6 The Disclosure Memorandum either (i) sets forth the form of organization, legal name, each assumed name and Organization State of each Company Subsidiary, or (ii) correctly states no Entity is a Company Subsidiary. Except as set forth in the Disclosure Memorandum, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary, the Disclosure Memorandum sets forth, by each class and each series within each class, the number of outstanding shares (or other percentage of ownership interest) of Capital Stock of the Company Subsidiary, (i) the Company's aggregate direct and indirect ownership of those shares (or interests), and (ii) the name and address of record and percentage ownership of those shares (or interests) of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists upon any outstanding share (or other percentage ownership interests) of Capital Stock of any Company Subsidiary which the Company, directly or indirectly, owns other than the Liens, if any, the Disclosure Memorandum describes, all of which will be released at or before the Closing Date.

          3.3 Capacity; Inconsistent Obligations. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance of this Agreement and each of the documents hereunder to which any Company Shareholder or the Company is a party will not (i) result in a violation of the Company's Charter Documents or bylaws, or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment or any Order, to which the Company or any Company Shareholder is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Company Shares, is subject or bound; nor will such actions result in (A) the creation of any Lien on any of the Company Shares or any of the Company's assets or properties, (B) the acceleration or creation of any Liability of the Company, (C) the forfeiture of any right or privilege of the Company, or (D) the forfeiture of any right or privilege of any Company Shareholder which may affect such Company Shareholder's ability to perform under this Agreement.

          3.4 Consents. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance by each Company Shareholder and the Company of this Agreement and each of the documents hereunder to which he, she or it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on AremisSoft or the Company (or any successor thereto) pursuant to any business combination or takeover Law.

          3.5 No Violation; Compliance with Laws. Except as set forth in the Disclosure Memorandum, the Company and the Company Subsidiaries are not in default under or in violation of (a) its Charter Documents or bylaws, or
     (b) any Order. Except as set forth in the Disclosure Memorandum, the operations of the Company and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon the Company shall be deemed to be a Material non-compliance). Neither the Company nor any Company Shareholder has received any notification of any asserted past or present failure by the Company to comply with any applicable Law.

          3.6 Possession of Licenses. Except as set forth in the Disclosure Memorandum, the Company and the Company Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company and the Company Subsidiaries are not in violation thereof.

          3.7 Financial Statements; Financial Condition. The Company and the Company Shareholders have to the Disclosure Memorandum copies of the Company's financial statements which include the historical financial statements of the Acquired Businesses and related documents as identified in the Disclosure Memorandum (collectively, the "Financial Statements"). The Financial Statements include the Company's most recent Balance Sheet (the "Reference Date Balance Sheet"). The date of the Reference Date Balance Sheet is referred to herein as the "Reference Date". The Financial Statements include the balance sheet of each of the Acquired Businesses for the prior two fiscal years and a profit and loss statement for each of the Acquired Businesses for the last three full fiscal years. Except as set forth in the Disclosure Memorandum, the Financial Statements are true and correct, in all Material respects, have been prepared in accordance with Indian GAAP consistently applied, present fairly the financial condition of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company and the Acquired Businesses. The books and records of the Company and the Acquired Businesses are true, correct and complete in all Material respects and, except as set forth in the Disclosure Memorandum, are maintained in accordance with Indian GAAP.

          3.8 Liabilities. Set forth in the Disclosure Memorandum is a complete, true and correct listing of all Liabilities of the Company as of the Closing Date. The Company has no Liability, except as may be set forth in the Disclosure Memorandum.

          3.9 Title to Properties. Except as set forth in the Disclosure Memorandum, the Company has good and marketable title to all properties and assets reflected in the Reference Date Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to the Reference Date Balance Sheet.

          3.10 Receivables; Debtors. Except as set forth in the Disclosure Memorandum, all notes and accounts receivable shown on the Reference Date Balance Sheet and all such receivables now held by the Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet or otherwise set forth in the Disclosure Memorandum and, with respect to notes and accounts receivable arising after the Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Reference Date Balance Sheet or in the Disclosure Memorandum constituted of the aggregate of notes and accounts receivable on such Reference Date Balance Sheet.

          3.11 Personal Property.

               3.11.1 Except as set forth in the Disclosure Memorandum, all machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by the Company are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of the Company and the Company Shareholders, except as set forth in the Disclosure Memorandum, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

               3.11.2 To the knowledge of the Company and the Company Shareholders, except as set forth in the Disclosure Memorandum, all lessors of machinery, equipment or other tangible personal property leased by the Company have performed and satisfied their respective duties and obligations under such leases. The Company has not brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

          3.12 Real Property.

               3.12.1 The Company has good and marketable title to all of the real property reflected on the Reference Date Balance Sheet as owned by the Company (collectively, the "Owned Real Property"), free and clear from all defects and Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or in the Disclosure Memorandum. The Disclosure Memorandum lists all Real Property, whether owned or leased by the Company, listing with respect to each parcel the street address and the owner or lessor.

               3.12.2 Except as set forth in the Disclosure Memorandum, each parcel or tract of real property which is used by the Company in its business and that is not Owned Real Property (the "Leased Real Property," and collectively with the Owned Real Property, the "Real Property") is subject to a written lease or sublease to which the Company is a party as lessee or sublessee (individually a "Real Property Lease"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Company Shareholders have attached to the Disclosure Memorandum true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by the Company, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, or (ii) to the knowledge of the Company and the Company Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

               3.12.3 All of the Real Property is free from development, use or occupancy restrictions, (except those imposed by applicable Law), and from special taxes or assessments, (except those generally applicable to other properties in the tax districts in which the Real Property is located or as otherwise described in the Disclosure Memorandum). No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property. The Company has the exclusive right of possession of each tract or parcel comprising its Real Property.

               3.12.4 Except as set forth in the Disclosure Memorandum, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property are in compliance with all Laws and private restrictive covenants, and to the Company's and the Company Shareholders' knowledge there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's business. Except as set forth in the Disclosure Memorandum, all Improvements are in good condition and repair, and are suited for the operation of the Company's business.

               3.12.5 Neither the Company nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

               3.12.6 Except as set forth in the Disclosure Memorandum, all requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

          3.13 Intellectual Property.

               3.13.1 All Intellectual Property belonging to the Acquired Businesses have been transferred to the Company. The Company and the Company Shareholders have attached to the Disclosure Memorandum true and correct copies of all transfer documents and deeds reflecting the transfer of the Intellectual Property of the Acquired Businesses to the Company. No Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, Order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property, which in any such case would be reasonably likely to have a Material Adverse Effect on the Company.

               3.13.2 Each Material item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect on the Company.

               3.13.3 The Disclosure Memorandum lists all of the Company's Intellectual Property. The Company or the Company Subsidiaries own and have good and exclusive title to, or have licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each Material item of Company Intellectual Property used in connection with the conduct of its business as currently conducted and as proposed to be conducted free and clear of any Lien or encumbrance (excluding licenses and related restrictions); and the Company or the Company Subsidiaries are the exclusive owners of all trademarks and trade names used in connection with and Material to the operation or conduct of the business of the Company and the Company Subsidiaries, including the sale of any products or the provision of any services by the Company and the Company Subsidiaries.

               3.13.4 The Company or the Company Subsidiaries own exclusively, and have good and marketable title to, all copyrighted works that are the Company's products or which the Company otherwise expressly purports to own.

               3.13.5 To the extent that any Material Intellectual Property has been developed or created by a third party for the Company or the Company Subsidiaries, as the case may be, the Company has a written agreement with such third party with respect thereto and the Company or the Company Subsidiary thereby either (i) have obtained ownership of and are the exclusive owners of, or (ii) have obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual

          Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

               3.13.6 The Disclosure Memorandum lists all Company Contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course), or (ii) pursuant to which a third party has licensed or transferred any Material Intellectual Property to the Company.

               3.13.7 All Material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements in accordance with its terms, the effect of which would have a Material Adverse Effect on the Company. The Company is in Material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of the Company and the Company Shareholders, all other parties to such contracts, licenses and agreements are in compliance in all Material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, AremisSoft will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

               3.13.8 The operation of the business of the Company as such business currently is conducted and has been historically conducted by the Acquired Businesses, including the Company's design, development, marketing and sale of the products or services of the Company and including with respect to products currently under development has not, does not and will not infringe or misappropriate in any Material manner the Intellectual Property of any third party or, to the knowledge of the Company and the Company Shareholders, constitute unfair competition or trade practices under the laws of any jurisdiction.

               3.13.9 The Company has not received written notice from any third party, and to the knowledge of the Company and the Company Shareholders, no other pending overt threat from any third party, that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               3.13.10  To  the   knowledge  of  the  Company  and  the  Company
          Shareholders, no person has or is infringing or misappropriating any Company Intellectual Property.

               3.13.11 The Company and the Company Subsidiaries have taken reasonable steps to protect the its rights in its confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided them.

          3.14 Contracts.

               3.14.1 Except as set forth in the Disclosure Memorandum, all Company Contracts have been entered into in the ordinary course of the Company's business on commercially reasonable terms, are valid and enforceable in all Material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Closing Date. Except as set forth in the Disclosure Memorandum, no Company Contract is likely to result in a loss to the Company upon completion of performance, and all Company Contracts can be fulfilled or performed by the Company in accordance with their respective terms without undue or unusual expenditures of money or effort. All Company Contracts are listed in the Disclosure Memorandum, and true, correct and complete copies of all Company Contracts in excess of $250,000 USD have been attached to the Disclosure Memorandum.

               3.14.2 There are no existing Material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a Material default by the Company under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, Damages or any other remedy under any Company Contract.

               3.14.3 To the knowledge of the Company and the Company Shareholders, neither this Agreement, the Closing or the relationship between the Company and AremisSoft has caused or is likely to cause the termination or non-renewal of any Company Contract.

          3.15 Insurance. The Company has obtained and maintains insurance policies which provide adequate coverage to insure its assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which the Company operates, and all such policies are in full force and effect. All premiums due on such policies have been paid, and the Company has not received any notice of cancellation with respect thereto. The Company has no Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Memorandum lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been attached thereto.

          3.16 Litigation; Contingencies. Except as set forth in the Disclosure Memorandum, no Action is pending or, to the knowledge of the Company Shareholders and the Company, threatened against, by or affecting the Company or the Company Shares. There are no unsatisfied judgments or Orders against the Company or any Company Shareholder to which any of them or their assets and properties are subject.

          3.17 Taxes. Except as set forth in the Disclosure Memorandum, the Company and any entity at any time eligible or required to file a consolidated or combined Tax Return with the Company, including the Acquired Businesses (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), has duly and timely filed all federal, state, municipal, local and foreign, if any, Tax Returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax Returns of some or all of the Company and the Affiliated Entities); all such Tax Returns and reports show the correct and proper amount due; and the Taxes shown on all Tax Returns and reports and all Tax assessments received by the Company or any Affiliated Entity have been paid to the extent that such Taxes or estimates are due. The Company has attached to the Disclosure Memorandum true, correct and complete copies of all Returns filed with respect to the five (5) tax years preceding the date hereof. Except as set forth in the Disclosure Memorandum, all Taxes imposed on the Company and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of the Company, and such reserves will be adequate to pay all Taxes of the Company for all periods through the Closing. There is not now any proposed assessment against the Company or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing.

          3.18 Employment and Labor Matters. Except as set forth in the Disclosure Memorandum, to the Company's and the Company Shareholders' knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company plans to discontinue such relationship with the Company after the Closing.

               3.18.1 The Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the Company's and the Company Shareholders' knowledge threatened, between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past five (5) years. The Company has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of Social Security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

               3.18.2 The Disclosure Memorandum lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by the Company, including each such individual's title, compensation and duties.

          3.19 Employee Benefit Matters

               3.19.1 The Disclosure Memorandum lists all "employee benefit plans" (the "Employee Plans") to which the Company contributes or is required to contribute and all other practices, commitments, arrangements and agreements pursuant to which the Company provides, directly or indirectly, any benefits for employees. True, correct and complete copies of all Employee Plans, together with related trusts, insurance contracts, summary plan descriptions, and annual reports for the past three (3) years, have been attached to the Disclosure Memorandum.

               3.19.2  Each Employee Plan has been operated and administered  in all Material respects in accordance with all applicable Laws. There are no pending claims or, to the Company's and the Company Shareholders' knowledge threatened claims, by or against any of the Employee Plans by any employee or beneficiary covered under such Employee Plan, or by any Government or otherwise involving such Employee Plan or any of its fiduciaries (other than for routine claims for benefits).

               3.19.3 The Company is not bound to provide, and the Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation, "change of control" compensation or any similar payment.

          3.20 Environmental Matters. Except as set forth in the Disclosure Memorandum, the Company holds all Environmental Permits necessary for conducting its business and operations and has conducted, and is presently conducting, its business and operations in full compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. There is no existing or, to the knowledge of the Company or Company Shareholders, pending Environmental Law with a future compliance date that will require Material operational changes, business practice modifications or capital expenditures at any Real Property (or any other property presently or formerly owned, operated or controlled by the Company or as to which the Company may bear responsibility or Liability), or any of the Improvements thereon. There are no presently pending, or to the Company's and the Company Shareholders' knowledge, threatened Actions or Orders against or involving the Company (including any Person for whose acts or omissions the Company is responsible) relating to any alleged, past or ongoing violation.

          3.21 Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five
     (5) years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company to any Material Damage in any Action or which might have an effect on the Company or its assets and properties, (b) if not given in the past, might have had an effect on the Company's business or its assets and properties, or (c) if not continued in the future, might have an effect on the Company or which might subject the Company to suit or penalty in any Action.

          3.22 Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum, the Company is not, directly or indirectly, a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Company Shares of or other equity interest in the Company, (b) any Affiliate of such Person, (c) any director or officer of the Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a three percent (3.0%) beneficial interest in the Capital Stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a three percent (3.0%) beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (i) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and (ii) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (A) which is or which within the last three (3) years has been a competitor, customer or supplier of the Company or has done business with the Company, or (B) which as of the date hereof sells or distributes products or services which are similar or related to the Company's products or services.

          3.23 Absence of Changes. Except as expressly provided for in this Agreement, or as set forth in the Disclosure Memorandum, since the Reference Date:

               3.23.1 There has been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company or in its respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a Material Adverse Effect on the Company, in the aggregate.

               3.23.2 There has been no Material damage, destruction or loss to the assets, properties, or business of the Company, whether or not covered by insurance.

               3.23.3 The business of the Company has been operated in the ordinary course and consistent with its prior practices.

               3.23.4 The books, accounts and records of the Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and with the basis in which the Financial Statements were prepared.

               3.23.5 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the Capital Stock of the Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the Capital Stock or other securities of the Company.

               3.23.6  The  Company  has  not   discontinued  or  determined  to
          discontinue selling any products or services previously sold by the Company, the sales of which have been Material to the Company.

               3.23.7 There has been no Lien (other than Liens for current Taxes which are not yet due and payable) created on or in the assets of the Company.

               3.23.8  There  has  been  no  sale,  transfer,   lease  or  other
          disposition of any asset of the Company to any Related Party or, except in the ordinary course of the Company's business, to any other Person, and no debt to, or Material claim or right of, the Company has been canceled, compromised, waived or released.

               3.23.9 There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of the Company under any Company Contract or under any franchise, certificate, license, permit or authorization from any Government, and there has been no amendment to the Charter Documents or bylaws of the Company.

               3.23.10 The Company has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business.

               3.23.11 The Company has not paid or committed to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (except in the ordinary course of business and consistent with past practices), nor has the Company entered into any agreement, contract or commitment with any Company Shareholder or any Related Party or amended the terms of any existing agreement, contract or commitment with any Company Shareholder or any Related Party.

               3.23.12 There has been no change in the authorized, issued or outstanding Capital Stock or other securities of the Company.

          3.24 Bank Accounts and Safe Deposit Boxes. The Disclosure Memorandum lists each bank in which the Company maintains an account or safe deposit box, the account numbers, and the names of all persons authorized to draw thereon or have access thereto.

     4. Representations and Warranties of AremisSoft Corporation. As an inducement to the Company and the Company Shareholders to enter into and perform this Agreement, AremisSoft Corporation on behalf of itself and its wholly owned subsidiary, AremisSoft (E.E. M.E. A.) Limited, hereby represents and warrants as follows:

          4.1. Organization. AremisSoft Corporation is a corporation duly organized and validly existing under the Laws of Delaware, USA. AremisSoft (E.E. M.E. A.) Limited is a corporation wholly-owned by AremisSoft Corporation, directly or indirectly, duly organized and validly existing under the laws of Cyprus.

          4.2. Authorization. No Inconsistent Agreements. AremisSoft Corporation has full corporate power and authority to execute and deliver this Agreement and to its obligations thereunder. This Agreement constitutes the legal, valid and binding obligation of AremisSoft Corporation, enforceable against AremisSoft Corporation in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

          4.3. Consents. The execution, delivery and performance by AremisSoft Corporation of this Agreement and the consummation of the transactions contemplated herein does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

     5. Covenants Extending to the Closing Date.

          5.1. Access and Cooperation; Due Diligence.

               5.1.1.  From the date  hereof  and until the  Closing  Date,  the
          Company will (i) afford to the Representatives of AremisSoft reasonable access to all the key employees, sites, properties, books and records of the Company and the Company Subsidiaries, (ii) AremisSoft with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as AremisSoft may from time to time reasonably request, and (iii) cooperate with AremisSoft and its Representatives in the preparation of any documents or other material that may be required in order to consummate the transactions contemplated by the Agreement.

               5.1.2. Each of the Company and the Company Shareholders will use their best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third persons as may be necessary to enable them to consummate the transactions contemplated hereby. AremisSoft will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third persons as may be necessary to enable AremisSoft to consummate the transactions contemplated hereby.

               5.1.3.  If this Agreement is terminated  pursuant to Section 8 of
          this   Agreement,   AremisSoft   will  promptly   return  all  written
          Confidential Information of Company it possess to the Company.

          5.2 Conduct of Business Pending the Closing Date . Except as and only to the extent set forth in Disclosure Memorandum, from the date hereof and until the Closing Date, the Company will, and will cause each Company Subsidiary to:

               5.2.1 carry on its business in substantially the same manner as it has heretofore and not introduce any new methods of management, operation or accounting that in the aggregate are Material to the Company or the Company Shares;

               5.2.2 maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               5.2.3 promptly perform all its obligations under agreements relating to or affecting its business, assets, properties and other rights;

               5.2.4 keep in full force and effect without interruption all of its present insurance policies or other comparable insurance coverage;

               5.2.5 use reasonable commercial efforts to (i) maintain and preserve its business organization intact; (ii) retain its present employees; and (iii) maintain its relationships with suppliers, customers and others having business relations with it; and

               5.2.6 comply with all applicable Laws.

          5.3 Prohibited Activities. Except as and only to the extent set forth in the Disclosure Memorandum, from the date hereof and until the Closing Date , without the prior written consent of AremisSoft, the Company will not, and will not permit any Company Subsidiary to,:

               5.3.1 make any change in its Charter Documents;

               5.3.2 issue any of its Company Shares or issue or otherwise create any of its Derivative Securities;

               5.3.3 make any Restricted Payment;

               5.3.4 make any investments in the Company Shares, Derivative Securities or Indebtedness of any Person;

               5.3.5 enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than Twenty-Five Thousand Dollars ($25,000) otherwise than in the ordinary course of its business and consistent with its past practice;

               5.3.6 increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, shareholder, employee or agent, consultant or independent contractor of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Company Shareholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

               5.3.7 create, assume or permit to be created or imposed any Liens upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of Twenty-Five Thousand Dollars ($25,000) and necessary or desirable for the conduct of the business of the Company and the Company Subsidiaries;

               5.3.8 (i) adopt,  establish or terminate  any Employee  Plan;  or
          (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any Employee Plan, or (B) increase the liabilities or obligations under any such Employee Plan;

               5.3.9 sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

               5.3.10 negotiate for the acquisition of any business or the start-up of any new business;

               5.3.11 merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

               5.3.12 waive any of its rights or claims that in the aggregate are Material to the Company, provided that it may negotiate and adjust invoices in the course of good faith disputes with customers in a manner consistent with past practice;

               5.3.13 commit breaches that in the aggregate are Material to the Company or amend or terminate any Company Contract or any of its Governmental Approval; or

               5.3.14 enter into any other transaction (i) outside the ordinary course of business and consistent with its past practice, or (ii) prohibited hereby.

          5.4 No Shop. Each of the Company and the Company Shareholders agree that, from the date hereof and until the first to occur of the Closing Date or the termination of this Agreement in accordance with Section 8 below, neither the Company nor any Company Shareholder, nor any of their respective officers, directors or shareholders will, and the Company and each Company Shareholder will direct and use their reasonable best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Company Shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving the Company Shares, or any purchase of all or any significant portion of the assets or any equity
     securities   of,  the  Company  (any  such   proposal  or  offer  being  an
     "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, or a Company Subsidiary, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Company Shareholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section of the obligations undertaken in this Section, and (ii) notify AremisSoft immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Company Shareholder.

          5.5 Notification of Certain Matters. The Company Shareholders and the Company will give prompt notice to AremisSoft of (i) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Company or any Company Shareholder contained herein to be untrue or incorrect in any Material respect on or prior to the Closing Date, and (ii) any Material failure of any Company Shareholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder. AremisSoft will give prompt notice to the Company of
     (i) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of AremisSoft contained herein to be untrue or inaccurate on or prior to the Closing Date, and (ii) any Material failure of AremisSoft to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section will not be deemed to (i) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 11.7 of this Agreement, or (ii) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

          5.6 Supplemental Information. Each of the Company and the Company Shareholders agree that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation until the Closing to provide AremisSoft promptly with such additional supplemental information (collectively, the "Supplemental Information"), in the form of (i) amendments to then existing Disclosure Memorandum, or (ii) additional Schedules, as would be necessary, in light of the circumstances, conditions, events and state of facts then known to the Company or any Company Shareholder, to make each of those representations and warranties true and correct as of the Effective Date. For the purpose only of determining whether the conditions to the obligations of AremisSoft which are specified in Section 6.3 have been satisfied, the Disclosure Memorandum as of the Closing Date will be deemed to be the Disclosure Memorandum as of the date hereof as amended or supplemented by the Supplemental Information provided to AremisSoft prior to the Closing pursuant to this Section; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or state of facts which, in any combination thereof, (i) have had a Material Adverse Effect in the sole judgment of AremisSoft (which will be conclusive for purposes of this Section), or (ii) are having or will have a Material Adverse Effect, AremisSoft will be entitled to terminate this Agreement pursuant to Section 8.14); and provided, further, that if AremisSoft is entitled to terminate this Agreement pursuant to Section 8.14. but elects not to do so, it will be entitled to treat as Indemnified Losses (which treatment will not prejudice the right of any Company Shareholder to contest the Indemnified Losses), as applicable, all which are attributable to the circumstances, conditions, events and state of facts first disclosed herein after the date hereof in the Supplemental Information.

     6. Conditions to the Closing and the Consummation of the Transactions Contemplated Hereby.

          6.1. Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction on or before the Closing Date or written waiver pursuant to the provisions of this Agreement of each of the following conditions:

               6.1.1. No Litigation shall be pending on the Closing Date to restrain, prohibit or otherwise interfere with, or to obtain Material Damages or other relief from AremisSoft in connection with the consummation of the transactions contemplated by this Agreement; and

               6.1.2. All Governmental Approvals required to be obtained by any of the Company Shareholders, the Company, and AremisSoft as a result of this Agreement shall have been obtained.

          6.2 Conditions to the Obligations of the Company and the Company Shareholders. The obligations of the Company and each Company Shareholder with respect to actions to be taken by them on or before the Closing Date are subject to the satisfaction on or before the Closing Date, or the written waiver by the Company on behalf of itself and each Company Shareholder pursuant to the provisions of this Agreement of (i) all the conditions of Section 6.1 set forth, and (ii) all the following conditions:

               6.2.1 All the representations and warranties of AremisSoft in this Agreement shall be true and correct as of the Closing Date as though made at that time.

               6.2.2 AremisSoft shall have delivered to the Company Shareholders executed copies of the officer's certificate respecting the representations and warranties of AremisSoft in this Agreement and compliance with the covenants of AremisSoft in Section 5 of this Agreement and in a form substantially similar to the form thereof attached as an exhibit to the Closing Memorandum.

               6.2.3 AremisSoft shall have delivered the Purchase Price it is obligated to deliver pursuant to Section 1.2 of this Agreement.

          6.3 Conditions to the Obligations of AremisSoft. The obligations of AremisSoft with respect to actions to be taken by it on or before the Closing Date are subject to the satisfaction on or before the Closing Date, or the written waiver by AremisSoft pursuant to the terms of this Agreement, of (i) all the conditions of Section 6.1 above set forth, and
     (ii) all the following conditions: 6.3.1 All the representations and warranties of the Company Shareholders and the Company in this Agreement shall be true and correct as of the Closing Date as though made at that time.

               6.3.2 The Company Shareholders and the Company shall have delivered to AremisSoft:

                    (i) a  certificate,  signed by an authorized  officer of the
               Company Shareholders, or individually signed if the Company Shareholder is not an Entity, respecting the representations and warranties of the Company Shareholders and the Company in this Agreement and compliance with the covenants of the Company Shareholders and the Company in Section 5 of this Agreement and in a form substantially similar to the form thereof attached as an exhibit to the Closing Memorandum;

                    (ii) a certificate,  signed by an authorized  officer of the
               Company respecting the representations and warranties of the Company Shareholders and the Company in this Agreement and compliance with the covenants of the Company Shareholders and the Company in Section 5 of this Agreement and in a form substantially similar to the form thereof attached as an exhibit to the Closing Memorandum;

                    (iii) with respect to the Company and any Company Subsidiaries, a certificate, dated as of a current date, duly issued by the appropriate Government in its Organization State and, in each other jurisdiction the Disclosure Memorandum lists for it, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions set forth in the Disclosure Memorandum; and

                    (iv) the Company Shares, duly endorsed with signature guarantees acceptable to AremisSoft, together with a any other document reasonably necessary to complete the transfer of the Company Shares to AremisSoft.

     7. Indemnities.

          7.1. Indemnification by the Company Shareholders.

               7.1.1.  In accordance  with and subject to the provisions of this
          Section 7, the Company Shareholders shall indemnify and hold harmless the Company, AremisSoft, their respective Affiliates, and the officers, directors, agents and employees of the Company, AremisSoft and their Affiliates (collectively, the "Indemnitees") from and against and in respect of any and all loss, damage, diminution in value, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the Indemnified Losses"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

                    (i) any  misrepresentation  or breach of  representation  or warranty contained in this Agreement, any other document delivered by the Company Shareholders to the Indemnitees under this Agreement, the Disclosure Memorandum or any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of any Company Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Company Shareholder or the Company contained in this Agreement or any certificate, instrument, schedule, agreement or other writing delivered to the Indemnitees by or on behalf of any Company Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein;

                    (ii) any and all Liabilities of the Company arising or incurred prior to the Closing Date except for any Liability arising from those matters described in the Disclosure Memorandum;

                    (iii) any and all  Actions,  Orders,  assessments,  fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

               7.1.2 The Company  Shareholders  shall  reimburse  Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions in respect of any Indemnified Losses. The Company Shareholders shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Company Shareholders; provided that (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed, (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action or demand is given to the Company Shareholders, and
          (iii) counsel for the Indemnitees may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees.

          7.2 Limitations and Payment on Claims. No claim shall be brought by any Indemnitee under this Section 7 for breach of any representation or warranty, and none of them shall be entitled to receive any payment with respect thereto, unless and until the aggregate amount of such claim(s) equals or exceeds Twenty Five Thousand Dollars ($25,000), and after such time as the amount of such claim(s) equals or exceeds Twenty Five Thousand Dollars ($25,000), the Indemnitees may assert all such prior and all future claims against the Company Shareholders hereunder, and any such delay in asserting a claim or claims against the Company Shareholders pursuant to this Section shall in no way prejudice the Indemnitees under any statute or period of limitations or similar Law or under any principle of equity.

          7.3 No Liability or Contribution by the Company. The Company shall not have any Liability to any Company Shareholder as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, any other document delivered pursuant to this Agreement, the Disclosure Memorandum or any certificate, instrument, agreement or other writing delivered by or on behalf of any Company Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Company Shareholder or the Company contained in this Agreement, any other document delivered pursuant to this Agreement, or the Disclosure Memorandum or any certificate, instrument, agreement or other writing by or on behalf of any Company Shareholder or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Company Shareholder shall have any right of indemnification or contribution against the Company on account of any event or condition occurring or existing prior to or on the date hereof or prior to the Closing Date.

          7.4 Survival. The representations and warranties of each Company Shareholder and the Company contained in this Agreement, any other document delivered pursuant to this Agreement, the Disclosure Memorandum or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Company Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of AremisSoft and the consummation of the transactions contemplated herein and all such representations and warranties shall be of no further force and effect after the expiration of five (5) years from the date of the Closing Date ("Survival Period"). Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

          7.5 Hold Back Amount. Each of the Company Shareholders agrees that AremisSoft shall have the right to off set all or a portion of the Hold Back Amount approximately equal in value to the total amount of any Indemnified Losses which are discovered prior to June 30, 2000. To the extent that the Indemnified Losses exceed the value of the Hold Back

     Amount, or in the event the Indemnified Losses are discovered after the Hold Back Amount has been paid to the Company Shareholders, the Company Shareholders shall make payment for Indemnified Losses under this Section 7 in cash legal tender of the United States of America to the extent sufficient to satisfy all Indemnified Losses.

     8. Termination of the Agreement.

          8.1. Termination. This Agreement may be terminated at any time prior to the Closing solely:

               8.1.1. by the mutual consent of AremisSoft and the Company Shareholders;

               8.1.2. by the Company Shareholders or the Company, on one hand, or by AremisSoft on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 31, 2000, unless the parties shall have agreed in writing to a different date;

               8.1.3. by the Company Shareholders or the Company, on the one hand, or by AremisSoft, on the other hand, if a Material breach or default is made by the other party (or in the case of the Company Shareholder and the Company, any of them ) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

               8.1.4. by AremisSoft if the Company has suffered a Material Adverse Effect not disclosed in the Disclosure Memorandum as of the date of this Agreement.

          8.2.  Liabilities  in  Event  of  Termination.  If this  Agreement  is terminated pursuant to Section 8.1, there shall be no Liability or obligation on the part of any party hereto except to the extent that such
     Liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

     9. Confidentiality Agreements; Prohibited Activities.

          9.1. In order to induce AremisSoft to enter into this Agreement and make payments as provided herein, each Company Shareholder agrees that, for the period of five (5) years immediately following the date of the Closing, he will not, without the prior written consent of AremisSoft, for his own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise:

               9.1.1. own, control, manage or otherwise participate in the ownership, control or management of a business engaged in the business of selling any product or providing any services in competition with the Company, AremisSoft or any of its subsidiaries within any Territory in which the Company was engaged in business on the date of the Closing (for purposes of this Section 9, Territory will be the online cyber community of businesses which the Company is a part of that are web enabled through the Internet);

               9.1.2. solicit, call upon or attempt to solicit the patronage of any person having an office or place of business within the Territory and to whom the Company has sold or has provided services on, or during the two (2) year period prior to, the date of the Closing, for the purpose of obtaining the patronage of any such person for the purchase of such services, except as an employee or on behalf of AremisSoft or the Company or their respective Affiliates; or

               9.1.3.  solicit or induce, or in any manner attempt to solicit or induce, any person employed or engaged by AremisSoft or the Company in any capacity (including, without limitation, as an employee, distributor, independent contractor or agent), to leave such employment or engagement, whether or not such employment or engagement is pursuant to a contract or is at will.

          9.2 Notwithstanding anything contained herein to the contrary, it shall not be a breach of the covenants contained in this Section 9 for any Company Shareholder to own not more than two percent (2%) of the equity interests of any person described in Section 9.1.1 above whose equity interests are publicly traded.

          9.3 The parties hereto each agree that this Section 9 imposes a reasonable restraint on the Company Shareholders in light of the activities and business of AremisSoft on the date hereof, the current business plan of AremisSoft and the consideration each Company Shareholder received as a result of this acquisition.

          9.4 The covenants in this Section 9 are severable and separate, and the unenforceability of any specific covenant in this Section 9 is not intended by any party hereto to, and will not, affect the provisions of any other covenant in this Section 9. If any court of competent jurisdiction determines that the scope, time or territorial restrictions Section 9.1 sets forth are unreasonable as applied to any Company Shareholder, the parties hereto including that Company Shareholder, acknowledge their mutual intentional and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby will be reformed to that extent as applied to that Company Shareholder and any other Company Shareholder similarly situated.

          9.5 Each of the Company Shareholders, for themselves and their successors and assigns, agree to execute a Confidentiality Agreement in substantially similar form to the form attached as an exhibit to the Closing Memorandum.

     10. Arbitration of Disputes.

          10.1. All disputes, controversies or claims between the parties hereto, arising under, out of, or in any way relating to this Agreement including without limitation, the execution, delivery, validity, enforceability, performance, breach, discharge, interpretation or construction of this Agreement, that are not settled within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party notifies the other in writing that such dispute or disagreement exists shall be finally settled by arbitration in a proceeding conducted under the then existing UNCITRAL Arbitration Rules by three (3) arbitrators appointed and acting in accordance with said rules and the procedure set forth herein, whose award shall final and binding upon the parties.

          10.2. Each party may select one (1) arbitrator, and the two (2) selected arbitrators shall choose a third arbitrator to serve as chairman of the arbitration. If the party fails to select an arbitrator within ten
     (10) days after the arbitration is sought, or the two (2) arbitrators fail to select a third arbitrator within ten (10) days after they are both appointed, the President of the Stockholm Chamber of Commerce shall make the appointment.

          10.3. The arbitrators to be appointed herein shall have no interest in this Agreement or either of the parties, and need not be a resident of the country of the parties or among those individuals on the list of any commercial arbitration association. Any challenge to the suitability of an arbitrator shall be decided by the President of the Stockholm Chamber of Commerce whose decision on the matter shall be final.

          10.4. The cost of any arbitration conducted pursuant to this Agreement shall be borne equally by the parties, provided, however, that each party shall pay its own attorney's fees. Notwithstanding the foregoing, as part of the arbitration award, the arbitrators may include in the award the reasonable attorneys' fees and cost of the arbitration to the prevailing party.

          10.5. The arbitrators shall endeavor to issue a decision in writing suitable for enforcement under international law within six months from the date the party seeking arbitration files its written claim under the UNCITRAL Arbitration Rules. The decision of a majority of the arbitrators shall be final and binding upon the parties and neither party shall seek recourse to a court of law or to other authorities to appeal or request revision of the award. Judgment upon the award returned by the arbitrators may be entered and enforced in any court having jurisdiction over the parties or the parties' assets.

          10.6. The arbitration proceeding shall take place in Stockholm, Sweden, at the premises of the Stockholm Chamber of Commerce Institute of Arbitration and shall be conducted in the English language.

     11. Miscellaneous Provisions.

     11.1. Notices. All notices required or permitted hereunder must be made in writing, in the English language, and will be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the seventh London Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  If to AremisSoft:         AremisSoft Corporation
                                            Goldsworth House
                                            Denton Way
                                            Goldsworth Park
                                            Woking Surrey GU213LG
                                            United Kingdom
                                            Attn:  Dr. Lycourgos K. Kyprianou

     with a copy to (which will not constitute notice for purposes of this Agreement):

                  Scott E. Bartel, Esq.
                  Bartel Eng Linn & Schroder
                  300 Capitol Mall, Suite 1100
                  Sacramento, California 95814
                  Facsimile:  (916) 442-3442

     If to the Company Shareholders:

                  [To Be Provided]

     With a copy to (which will not constitute notice for purposes of this Agreement):

                  [To Be Provided]

          11.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither the Company nor any Company Shareholder may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of AremisSoft.

          11.3 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          11.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          11.5 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

          11.6 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

          11.7 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

          11.8 Governing Law. The Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of California (U.S.A.), without regard to its conflicts of laws provisions thereof.

          11.9 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be signed by the parties in various locations and signatures sent to a party via facsimile machine shall have equal dignity with the original signature for all purposes.

          11.10 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

               "Action" shall mean any action, suit, Litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

               "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, Controls, is controlled by or is under common Control with the specified Person.

               "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Section 3.17.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

               "Capital Stock" means, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (ii) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that entity.

               "Cash Compensation" means, as applied to any employee, non-employee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees, and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

               "Charter Documents" means, with respect to any Entity, in each case as amended, modified and supplemented at that time, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (ii) by bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity, and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

               "Company Contracts" means all existing written and oral Material Agreements and commitments of the Company, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than Ten Thousand Dollars ($10,000) and for a term of not more than twelve (12) months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Company's Capital Stock, bonds or other securities, powers of attorney, and any contract which involves a payment by the Company of more than Ten Thousand Dollars ($10,000) or has a term or requires performance by the Company over a period of more than ninety
          (90) days.

               "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to the Company or one of its subsidiaries and shall include all Intellectual Property of the Acquired Businesses as defined in the recitals to this Agreement.

               "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of the Company or one of its subsidiaries.

               "Company Subsidiary" means at any time any Entity that is a Subsidiary of the Company at that time.

               "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, non-public and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Government and all other confidential, non-public concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

               "Control" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting Capital Stock, by contract or otherwise.

               "Damages" to any Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any Liability (including loss of earnings or profits) of any other nature of that Person.

               "Derivative Securities" of a specified Entity means any Capital Stock, debt security or other indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (i) any unissued Capital Stock of the specified Entity, or (ii) any Capital Stock of the specified Entity which has been issued and is being held by the Entity, directly or indirectly, as treasury Capital Stock.

               "Disclosure Memorandum" means certain information regarding the Company and the Company Shareholders which have been delivered by the Company Shareholders and the Company pursuant to this Agreement. The Disclosure Memorandum shall be deemed to be part of and qualify those sections in this Agreement which refer to in the sections of the Disclosure Memorandum.

               "Employee Plan" shall have the meaning set forth in Section 3.19.

               "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

               "Environmental Laws" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, Laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of Environmental Permits, licenses, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

               "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

               "Financial  Statements"  shall  have  the  meaning  set  forth in
          Section 3.07.

               "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

               "GAAP" shall mean generally accepted accounting principles, consistently applied in India.

               "Government" means (i) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (ii) any Person having the authority under applicable Law to assess and collect Taxes for its own account.

               "Governmental Approval" means at any time authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Government, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

               "Hazardous Material" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

               "Immediate Family Member" of a Company Shareholder means at any time: (i) if that Company Shareholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of that Company Shareholder at that time, or any child of that spouse, and (ii) if that Company Shareholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, of the ultimate beneficial owner or owners.

               "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

               "Indemnified Losses" shall have the meaning set forth in Section 7.1.1.

               "Indemnitees" shall have the meaning set forth in Section 6.1.1.

               "Intellectual Property" shall mean any or all of the following and all rights in, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, software, source code, object code, technical data and customer lists, and all documentation relating to any of the foregoing, (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world, (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world, (vi) all databases and data collections and all rights therein throughout the world, (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and
          (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

               "Known," "to the knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or Entity shall be conclusively presumed to mean that the individual or Entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

               "Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America, India, or any other jurisdiction as in effect from time to time.

               "Leased  Real  Property"  shall  have the  meaning  set  forth in
          Section 3.12.

               "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

               "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

               "Litigation"   means  any  action,   case,   proceeding,   claim,
          grievance, suit or investigation or other proceeding conducted by or pending before any Government or any arbitration proceeding.

               "Material" means, as applied to any Entity or the Company, of a like or character affecting or effecting the business, operations, property, property or assets, liabilities, financial condition or result of operations of that Entity and its Subsidiaries considered as a whole, as the case may be, which a reasonable person would like to know as part of the total mix of information considered by such person in making a decision to acquire the Company Shares.

               "Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of Twenty-Five Thousand Dollars ($25,000).

               "Material Agreement" of any Entity means any contract or agreement (i) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject, and (ii) which is Material to that Entity.

               "Orders" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

               "Organization State" means, as applied to (i) any corporation, its state or other jurisdiction of incorporation, (ii) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is formed, organized and existing in that legal form, and (iii) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

               "Owned Real Property" shall have the meaning set forth in Section 3.12.

               "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

               "Real Property" shall have the meaning set forth in Section 3.12.

               "Real Property Lease" shall have the meaning set forth in Section 3.12.

               "Reference  Date"  shall  have the  meaning  set forth in Section
          3.07.

               "Reference Date Balance Sheets" shall have the meaning set forth in Section 3.07.

               "Registered Intellectual Property" means all United States, Indian, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered copyrights and applications for copyright registration, and
          (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

               "Related  Parties"  shall have the  meaning  set forth in Section
          3.22.

               "Representatives" means, with respect to any Person, the directors, officers, employees, affiliates, accountants (including
          independent   certified   public   accounts),   advisors,   attorneys,
          consultants or other agents of that Person, or any other representatives of that Person of any of those directors, officers, employees, Affiliates, accountants, (including independent certified accountants), advisors, attorneys, consultants, or other agents.

               "Restricted Payment" means, with respect to any Entity at any time, any of the following that Entity effects: (i) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity, or (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options, or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

               "Returns" shall have the meaning set forth in Section 3.17.

               "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semi-solid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

               "Subsidiary" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

               "Supplemental  Information"  shall have the  meaning set forth in
          Section 5.6.

               "Survival  Period"  shall have the  meaning  set forth in Section
          7.4.

               "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, Social Security, and franchise taxes, now or hereafter imposed or levied by the United States of America, India, or any other Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

               "Wholly Owned Subsidiary" means any corporation or other Entity, all of whose outstanding Capital Stock on a fully diluted basis is owned by another Person, directly or indirectly.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                                                         "AREMISSOFT"

                                                     AremisSoft Corporation




                                              By:
                                                       Lycourgos K. Kyprianou
                                              Title:   Chairman and CEO

                                              AremisSoft (E.E. M.E. A.) Limited



                                               By:
                                                        Lycourgos K. Kyprianou
                                               Title:   Managing Director


                                               THE "COMPANY"

                                                     e-nnovations.com

                                               By:
                                               Title:


                                               THE "COMPANY SHAREHOLDERS"

                                               Spahn & Partner Finanz Consult
                                               Gmbh

                                               Name:

                                               Title:

                                               Nominee of Spahn & Partner Finanz
                                               Consult Gmbh


                                               Name:

                                               Title: